DocuSign Envelope ID: C2AF612A-B5E3-40A5-8E7D-4A9359D2EB43

ADT:03361/21
Exhibit 4.47

FOURTH AMENDMENT TO THE SERVICE AGREEMENT AND OTHER COVENANTS
By this private instrument, the Parties, on one side,
UNIVERSO ONLINE S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima 1384, 6º andar, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 01.109.184/0001-95, and subsidiary enrolled with CNPJ/MF under No. 01.109.184/0004-38, herein represented pursuant to its Bylaws, hereinafter simply referred to as “UOL” and/or “CLIENT 1”;
PAGSEGURO INTERNET S.A., corporation headquartered at Avenida Brigadeiro Faria Lima, No. 1384, 4º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.561.701/0001-01, herein represented pursuant to its Bylaws, hereinafter simply referred to as “PAGSEGURO” and/or “CLIENT 2”;
UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 7º andar, parte C, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 17.543.049/0001-93, herein represented pursuant to its corporate acts, hereinafter simply referred to as “UOL CURSOS” and/or “CLIENT 3”;
UOL DIVEO TECNOLOGIA LTDA., a limited liability company headquartered at Alameda Barão de Limeira, 425, 1º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.588.770/0001-60, herein represented pursuant to its corporate acts, hereinafter simply referred to as “UOL DIVEO” and/or “CLIENT 4”;
CIATECH TECNOLOGIA EDUCACIONAL LTDA., a limited liability company headquartered at Alameda Barão de Limeira, nº 425, 7º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 01.367.958/0001-88, herein represented pursuant to its Articles of Organization, hereinafter simply referred to as “CIATECH” and/or “CLIENT 5”;
WIRECARD BRAZIL S.A., a corporation headquartered at Avenida Brigadeiro Faria Lima, No. 3064, 12º andar, in the City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. 08.718.431/0001-08, herein represented pursuant to its corporate acts, hereinafter simply referred to as “WIRECARD” and/or “CLIENT 6”;
All Parties mentioned above are jointly referred to as “CLIENTS” or, individually, as “CLIENT”; and on the other side:
INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA., headquartered at Rua
Padre Duarte, Nº 151, Conj. 175, Edif. Empresarial América, Centro, Araraquara – SP, enrolled with CNPJ/MF under No. 04.654.734/0001-45, herein duly represented pursuant to its corporate acts in force, hereinafter referred to as SERVICE PROVIDER.
Now, therefore, the Parties have agreed, pursuant to law, to enter into this Fourth Amendment (“Amendment”) to the Service Agreement and Other Covenants (“Agreement”), which shall bind the Parties and their successors at any time and on any account, under the following terms and conditions:

DocuSign Envelope ID: C2AF612A-B5E3-40A5-8E7D-4A9359D2EB43

ADT:03361/21
1.PURPOSE
1.1.The Parties have mutually agreed to include WIRECARD in the Agreement, under the same conditions as the other CLIENTS, and now the preamble of the Agreement shall become effective as established herein.
1.1.1.The billing and payment for the services shall be made pursuant to the Agreement, directly between the SERVICE PROVIDER and the CLIENT who benefited from the services, including the information of each party.
1.1.2.The CLIENT benefiting from the service shall be the sole owner of the rights and obligations arising therefrom, thus not creating any type of liability, including joint and several liability, to the other parties.
1.1.3.WIRECARD represents to acknowledge all clauses and conditions of the Agreement, undertaking to fully comply with each of them.
1.2.The SERVICE PROVIDER irrevocably gives release to the CLIENTS regarding the Agreement, and the CLIENTS do not owe any amounts that have become due until the date of execution hereof.
2.RATIFICATION
2.1.The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this document shall remain unchanged and fully effective.
3.ELECTRONIC SIGNATURE
3.1.This Amendment shall be signed electronically through an electronic signature tool, pursuant to paragraph 2 of article 10 of Provisional Decree 2.200- 2/2001, and the signatures constitute valid and enforceable obligations, for all legal purposes, representing the will of everyone signing the instrument, as documentary evidence, for all purposes and effects. The Parties on the date hereof represent and warrant that the signature in this Amendment through electronic signature, pursuant to item above, is performed by who lawfully hold full powers and ability to do so.
In witness whereof, the Parties sing this instrument in two (2) counterparts of equal content, in the presence of two witnesses.

São Paulo, August 13, 2021
[signature] [signature]
UNIVERSO ONLINE S.A.

DocuSign Envelope ID: C2AF612A-B5E3-40A5-8E7D-4A9359D2EB43

ADT:03361/21

[signature] [signature]
PAGSEGURO INTERNET S.A.

[signature] [signature]
UOL CURSOS TECNOLOGIA EDUCACIONAL LTDA.

[signature] [signature]
UOL DIVEO TECNOLOGIA LTDA.

[signature] [signature]
CIATECH TECNOLOGIA EDUCACIONAL LTDA

[signature] [signature]
WIRECARD BRAZIL S.A.

[signature]
INVILLIA - DESENVOLVIMENTO DE PRODUTOS DIGITAIS LTDA.

Witnesses:
1	[signature]	2	[signature]
Name: [*****]		Name: [*****]
CPF: [*****]		CPF: [*****]